IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE DISTRICT OF DELAWARE


IN RE:                             S     Chapter 11
                                   S
FRUEHAUF TRAILER                   S     CASE NO. 96-1563 (PJW)
CORPORATION,                       S
MARYLAND SHIPBUILDING &	           S
DRYDOCK COMPANY, F.G.R., INC.,     S
JACKSONVILLE SHIPYARDS, INC.,	     S
FRUEHAUF INTERNATIONAL,            S     Jointly Administered
LIMITED, FRUEHAUF CORPORATION,     S
THE MERCER CO., DEUTSCHE-          S
FRUEHAUF HOLDING                   S
CORPORATION, MJ HOLDINGS, INC.,    S
and E. L. DEVICES, INC.,           S
                                   S
                  Debtors.         S

                 FINDINGS OF FACT AND CONCLUSIONS OF LAW
          REGARDING ORDER AND JUDGMENT CONFIRMING THE DEBTORS'
        AMENDED JOINT PLAN OF REORGANIZATION DATED JULY 28, 1998

    Fruehauf Trailer Corporation, Maryland Shipbuilding & Drydock Company, F.G.R., Inc., Jacksonville Shipyards, Inc., Fruehauf International Limited, Fruehauf Corporation, The Mercer Co., Deutsche-Fruehauf Holding Corporation, MJ Holdings, Inc., and E.L. Devices, Inc. (collectively, the "Debtors" or, together with their non-debtor affiliates, the "Company"), having filed with the Court the Debtors' Amended Joint Plan of Reorganization, dated July 28, 1998 (together with any and all modifications and supplements thereto as of the date hereof, the "Plan") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"); and the Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code with Respect to Debtors' Amended Joint Plan of Reorganization Dated July 28, 1998 (the "Disclosure Statement"), having been filed with and approved by the Court pursuant to an Order dated July 28, 1998 (the "Disclosure Statement Order"), as containing "adequate information" pursuant to section 1125 of the Bankruptcy Code; and notice of (a) the Plan, (b) the Disclosure Statement, and
(c) the deadline for submitting ballots and of the date for filing objections, having been transmitted to all Creditors, Interest holders, the United States Trustee, and other parties-in-interest entitled to receive the same pursuant to the Disclosure Statement Order and applicable law and rules; and copies of the Plan, Disclosure Statement and the appropriate ballots having been transmitted to holders of Claims in Classes 2, 3 and 4 as further required by the Disclosure Statement Order; and the Disclosure Statement Order having fixed (a) 5:00 p.m. Eastern Time, on September 9, 1998, as the last time and date by which (i) any objections to confirmation of the Plan (the "Objections") must be properly filed with the Court and received by the Debtors and (ii) Ballots must be properly completed, executed, marked and received by Logan and Company, Solicitation Agent, or, if applicable, the Nominal Holder, in order to be considered as acceptances or rejections of the Plan; and (b) September 16, 1998 at 2:00 p.m., Eastern Time, as the date and time for the commencement of the hearing pursuant to sections 1128 and 1129 of the Bankruptcy Code (the "Confirmation Hearing") to consider confirmation of the Plan and any Objections thereto; and due notice of the Confirmation Hearing and the date by which Objections must be filed having been given and published in accordance with the terms of the Disclosure Statement Order; and the Confirmation Hearing having been held before the Court commencing on September 16, 1998; and the parties having appeared for submission of the Findings and Order on September 16, 1998; and the Court having considered all objections to confirmation of the Plan which have not been withdrawn; and upon all consideration of the record of the Confirmation Hearing, the Court makes the following Findings of Fact and Conclusions of Law:

                      FINDINGS OF FACT

1.	On October 7, 1996 (the "Petition Date"), the following
entities filed petitions for relief in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") under Chapter 11 of the United States Bankruptcy Code (the "Code"): FRUEHAUF TRAILER CORPORATION, a Delaware corporation, JACKSONVILLE SHIPYARDS, INC., a Florida corporation, MARYLAND SHIPBUILDING & DRYDOCK COMPANY, INC., a Maryland corporation, FRUEHAUF INTERNATIONAL LIMITED, a Delaware corporation, FRUEHAUF CORPORATION, a Delaware corporation, FGR, INC., a Michigan corporation, DEUTSCHE-FRUEHAUF HOLDING CORPORATION, a Delaware corporation, E.L. DEVICES, INC., a Florida corporation, M.J. HOLDINGS INC., an Ohio corporation, (collectively referred to as the "Debtors").

2.	Directly or indirectly, Debtor Fruehauf Trailer Corporation
("Fruehauf") owns 100% of the outstanding voting equity of all other Debtors. As of the Petition Date, Fruehauf was in the business of designing, manufacturing, selling and servicing truck trailers and related parts and accessories. Fruehauf's products were sold and used throughout the United States and in numerous foreign countries. Debtor Fruehauf International
Limited ("FIL") owns a 99.99% equity interest in a foreign trailer manufacturer in Mexico, Fruehauf de Mexico, S.A. de C.V. ("Fruehauf de Mexico"). On the Petition Date, the other Debtors were either inoperative or not engaged in trailer transportation businesses similar to Fruehauf.

3.	As of the Petition Date, the Debtors had over 20,000
creditors and approximately 2,000 full-time and part-time employees. Fruehauf was a public company that operated approximately 40 manufacturing, distribution, sales and servicing facilities throughout the United States and was a leader in domestic used trailer sales. Fruehauf trailers had been manufactured since 1914. Fruehauf trailers were noted for their quality and durability and, therefore, commanded a premium price.

4.	Fruehauf owned manufacturing facilities, in Fort Madison,
Iowa ("Fort Madison"), Delphos, Ohio ("Delphos") and, through a subsidiary, in Coacalco, Mexico and leased a manufacturing facility in Huntsville, Scott County, Tennessee ("Scott
County"). Fruehauf also leased its wholesale parts distribution center in Grove City, Ohio.

5.	Fruehauf had an extensive distribution system, which
management believed at the Petition Date was the largest in the industry, consisting of 31 branches (the largest company-owned national sales network), six of which were leased.

6.	On May 3, 1995, Fruehauf completed a recapitalization which
resulted in, among others, the issuance by Fruehauf pursuant to the terms of an indenture of certain senior secured notes (the "Senior Notes") to Fruehauf's lenders under its then existing bank credit facility. The Senior Notes were issued in an aggregate principal amount of $74.1 million, and were secured by substantially all of the assets of Fruehauf subject to a first priority lien on accounts receivable and inventories held by Congress to secure Fruehauf's obligations under a Revolving
Credit Facility and the right of Congress to look to other assets of Fruehauf under certain circumstances. Pursuant to a registration statement filed with the Securities and Exchange Commission, Fruehauf exchanged the Senior Notes for debt securities with substantially identical terms to the Senior
Notes (hereinafter also referred to as "Senior Notes"). As of the Petition Date, approximately $54.5 million principal balance of the Senior Notes remained outstanding. Pursuant to orders of this Court entered in connection with the approval of post-petition debtor-in-possession financing to the Debtors by Madeleine, L.L.C., the Court affirmed the liens of the holders of the Senior Notes in all of the Debtors' assets and granted a replacement lien in all of the Debtors' assets.

7.	The majority of the Debtors' assets have been liquidated
during the course of the Reorganization Case. Based on the Debtors' best estimate of the current value of their assets, the holders of the Senior Notes are undersecured and the Debtors' estates are administratively insolvent.

8.	The Plan represents a compromise between the Debtors, the
holders of the Senior Notes and the unsecured creditors. Absent this compromise, unsecured creditors, and the vast majority of the administrative and priority claimants, would receive no distribution because there are no unencumbered assets with which to pay those Claims.

9.	The Plan has been accepted by overwhelming majorities in each voting Class of Creditors. The vote with respect to the Plan was set forth in the various confirmation exhibits and is incorporated and adopted herein by reference.

10.	This case has been characterized by the active involvement
of various constituencies and parties-in-interest. The Plan represents a global compromise of the key issues in this case and is calculated to maximize value for creditors. This global compromise resolves the Claims and Interests of creditors and shareholders in a manner which is fair in the context of the treatments afforded to all affected entities. The Plan's provisions in effecting resolutions of these various entities' Claims and Interests are intertwined and were determined through extensive negotiations on an arm's length basis, in a negotiation process contemplated by the Bankruptcy Code.

11.	The Plan provides for an orderly liquidation of the Debtors'
remaining assets by the Liquidating Trustee. This method of liquidation is likely to maximize the value of the Debtors' assets. The Plan provides a greater return to unsecured creditors than they would receive in a Chapter 7 liquidation of the Debtors since, in a Chapter 7 case, it is likely that the entire proceeds of the Debtors' assets would be necessary to satisfy the secured Claims of the Senior Noteholders and unsecured creditors would receive nothing.

12.	In negotiating and implementing the terms of the Plan, the
settlements and other transactions and documents contemplated therein, and in soliciting acceptance of the Plan, the Debtors, the Creditors' Committee (and the individual members thereof), the Bondholders' Committee (and the members thereof), the Authorized Representative of Retirees, the Indenture Trustee, the Liquidating Trust, Alvarez & Marsal, Inc., Oppenheimer &
Co., Inc., and any and all officers, directors, employees, members, agents, representatives, attorneys, investment bankers, financial advisors, accountants, and other firms, entities, partnerships, and individuals employed by any of them, or serving on or constituting such Persons, have acted and are acting in good faith, in compliance with the procedures established by the Court, and not contrary to the Bankruptcy
Code and other applicable law.

13.	The Pension Benefit Guaranty Corporation ("PBGC") filed
claims relating to the Union Plan and the Management Plan in each of the In re Fruehauf Corp., et al. bankruptcies (Case Nos. 1563-1572). The PBGC is a wholly-owned United States government corporation created by Title IV of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. SS 1301-1461 ("ERISA"), to administer the mandatory pension plan termination insurance program established under Title IV of ERISA. The PBGC guarantees the payment of certain pension benefits upon termination of a pension plan covered by Title IV of ERISA. According to PBGC, if the transfer of sponsorship of the pension plans occurs and the pension plans remain on going after confirmation of the Plan, PBGC will withdraw its claims.
Nothing in the Plan, therefore, shall be construed as releasing or in any way discharging PBGC's claims

14.	The limitation of liability set forth in Section 9.3 of the
Plan is reasonable and appropriate as to the "Exculpated
Persons" named in that Section.

15.	The Plan:

a.	Specifies every Class of Claims or Interests that is not
impaired under the Plan;

b.	Specifies the treatment of any Class of Claims or Interests
that is impaired under the Plan;

c.	Provides the same treatment for each Claim or Interest of a
particular Class, unless the holder of a particular Claim or interest agrees to a less favorable treatment of such particular
Claim or Interest;

d.	Provides adequate means for the Plan's implementation.

e.	Contains only provisions that are consistent with the
interests of creditors and equity security holders and with public policy with respect to the manner of selection of the Liquidating Trustee and any successor to the Liquidating Trustee.

f.	Does not discriminate unfairly, and is fair and equitable,
with respect to each class of Claims or Interests that is impaired under, and has not accepted, the Plan (that is, Classes
3, 5, 6 and 7) .

16.	The Plan has been proposed in good faith and not by any
means forbidden by law as required by section 1129(a)(3) of the Bankruptcy Code.

17.	Any payment made or to be made by the Debtors, the
Liquidating Trustee, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with this Chapter 11 case, or in connection with the Plan and incident to this Chapter 11 case, has been or will be disclosed and has been or will be approved by the Court as reasonable under the terms of the Plan to the extent required by the Plan and section 1129(a)(4) of the Bankruptcy Code. The confirmation bonuses being paid to Chriss Street, Worth Frederick, James Wong and Courtney Watson are reasonable in light of the amount of work performed by these individuals for the benefit of the Debtors' estates before and after their employment by the estates.

18.	At the Confirmation Hearing, the Debtors disclosed the
identity and affiliations of Chriss Street, who has been proposed to serve, after confirmation of the Plan, as the Liquidating Trustee, and who will continue to serve until replaced. The appointment of Chriss Street as Liquidating Trustee is consistent with the interests of Creditors and with public policy. The nature of the compensation to be paid to Mr. Street has been disclosed in the Disclosure Statement, is reasonable and has been approved. Thus, the Plan meets the requirements of section 1129(a)(5)(A) of the Bankruptcy Code.

19.	The Plan has not been unanimously accepted by each holder of a Claim of every class that is impaired under the Plan; however, each non-accepting holder of a Claim of each such class will receive or retain under the Plan, on account of such Claim, property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy
Code on such date as required by section 1129(a)(7)(A) thereof.

20.	As previously referenced, all impaired, voting classes have
accepted the Plan in terms of both number and amount pursuant to section 1126 of the Bankruptcy Code. Classes 5, 6 and 7 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, although the Plan complies with section 1129(a)(10) of the Bankruptcy Code -- in that at least one class of Claims that is impaired has accepted the Plan (without including any acceptance of the Plan by any insider)
-the Plan does not comply with section 1129(a)(8) of the Bankruptcy Code since not every impaired class of creditors or interest holders has accepted the Plan.

21.	With respect to Classes 5, 6 and 7 -- which are all Classes
that are receiving or retaining no property under the Plan and are deemed to reject pursuant to section 1126(g) -- the Court finds that the Plan does not discriminate unfairly with respect to the interest holders in those respective Classes. The Plan is also fair and equitable with respect to those Classes because, among other reasons, there is not any holder of a Claim or Interest that is junior to the Claims of those Classes that is receiving or retaining any property under the Plan on account of such Claims or Interests.

22.	Except to the extent that the holder of a particular Claim
has agreed to a different treatment of such Claim, and except to the extent that such Claims have been previously paid pursuant to a prior order of this Court or in the ordinary course, the Plan provides, as required by section 1129(a)(9) of the Bankruptcy Code, that Allowed Administrative and Priority Claims will be paid on the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date on which such Claim becomes an Allowed Claim, or (iii) such other date as is mutually agreed upon by the Liquidating Trustee and the holder of such Claim. Tax Claims shall be paid on the latest of (i) the first practicable date after the Effective Date, (ii) 30 calendar days after the date on which an Order allowing such Claim becomes a Final Order, (iii) the last day the taxes may be paid under applicable law without incurring penalties or interest, and (iv) such other time or times as may be agreed by the holder of such Claim and the Trustee. The sole source of payment of Allowed Administrative, Priority and Pre-petition Tax Claims shall be the Distribution Fund. Based on the evidence presented, the Distribution Fund is sufficient to pay the reasonably anticipated amount of such Allowed Claims in full.

23.	The Court finds that the Plan is feasible.  Except as
specifically proposed in the Plan, confirmation and consummation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor of the Debtors under the Plan, and accordingly, the Plan complies with section 1129(a)(11) of the Bankruptcy Code. The structure of the Plan and mechanisms for implementation of the Plan are reasonable and appropriate.

24.	All fees payable to date under 28 U.S.C. S 1930 have been
paid, and the Plan provides for the payment of all such fees on the Effective Date as required by section 1129(a)(12) of the Bankruptcy Code.

25.	The Debtors terminated Retiree Benefits pursuant to an Order dated May 29, 1997. As a result, no further payments are required and the Plan meets the requirements of section
1129(a)(13) of the Bankruptcy Code..

26.	The modifications filed by the Debtors to the Plan and to
the Related Documents do not adversely affect the treatment of any creditor pursuant to the Plan.

27.	Based upon the evidence presented by the Debtors concerning
balloting, a majority in principal amount of the holders of the Senior Notes voted for acceptance of the Plan. Accordingly, pursuant to the terms of the Plan, the majority, affirmative vote constitutes a partial waiver of their lien rights and shall bind all holders of Senior Notes.

28.	All securities to be issued or transferred by the Debtors or the Liquidating Trust pursuant to the Plan are being issued in exchange for Claims against or Interests in the Debtors. Wabash National Corporation and the Liquidating Trust are each successors to the Debtors for purposes of 11 U.S.C. S 1145 only and the Court makes no finding that the Liquidating Trust is a successor for any other purpose.

29.	The Court's oral Findings of Fact on the record at the
hearing on Confirmation of the Plan are incorporated herein by reference.

30.	Debtors have demonstrated their need for an immediate
closing following confirmation, provided that no stay of the Order is in effect or the Order has not been reversed or vacated.

31.	To the extent that any provision designated herein as a
Finding of Fact is more properly characterized as a Conclusion of Law, it is adopted as such.


                      CONCLUSIONS OF LAW

A. This is a core proceeding within the meaning of 28 U.S.C. S 157(b)(2)(L). This matter arises under title 11, and jurisdiction is vested in this Court to enter a final order by virtue of 28 U.S.C. S 1334(a) and (b), 28 U.S.C. SS 151, 157(a)
and (b)(1) and the Standing Order of Reference in this District. These Findings of Fact and Conclusions of Law are being entered under Bankruptcy Rules 7052 and 9014.

B.	The Plan complies with the applicable provisions of the
Bankruptcy Code as required by section 1129(a)(1) thereof.

C.	The Plan designates appropriately, in conformance with
Section 1122 of the Code, classes of Claims, except Claims of a kind specified in Section 507(a)(1), 507(a)(2), and 507(a)(8) of the Code, and classes of interests.

D.	The Debtors were legally entitled to invoke the protections
of the Bankruptcy Code and filed this Case in good faith. The Debtors have also conducted this case in a reasonable and prudent manner, and in accordance with the provisions of the Bankruptcy Code. The Debtors, as proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) thereof.

E.	The Debtors has met the "cram down" requirements of section
1129(b) by establishing that the Plan does not discriminate unfairly, and is fair and equitable, with respect to each class of Claims and Interests that is impaired under, and has not accepted the Plan.

F.	Notice and distribution of the Plan and the Disclosure
Statement were appropriate and complied with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules. The opportunity for a hearing on these matters was full and adequate.

G.	The Debtors, the Creditors' Committee (and the individual
members thereof), the Bondholders' Committee (and the members thereof), the Authorized Representative of Retirees, the Indenture Trustee, the Liquidating Trust, Liquidating Trustee, Alvarez & Marsal, Inc., Oppenheimer & Co., Inc., and any and all officers, directors, employees, members, agents, attorneys, investment bankers, financial advisors, accountants, representatives, and other firms, entities, partnerships, and individuals employed by any of them, or serving on or constituting such Persons, are entitled to the protections of S 1125(e) of the Bankruptcy Code and other applicable law.

H.	The Court's oral Conclusions of Law on the record at the
hearing on Confirmation of the plan are incorporated herein by reference.

I.	Nothing in the Court's Findings or Conclusions as to the
proposed settlement and compromise of any Claims or disputes under the Plan shall be probative as to the merits of any such Claims or disputes or the appropriateness of any settlement or compromise thereof in the event the Plan does not become effective.

J.	To the extent that any provision designated herein as a
Conclusion of Law is more properly characterized as a Finding of Fact, it is adopted as such.

 SIGNED this 17TH day of September , 1998.

                                     /s/Peter J. Walsh
                                     -------------------
                                     HONORABLE PETER J. WALSH
                                     UNITED STATES BANKRUPTCY JUDGE